UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 21, 2008

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	011-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7310

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry into a Material Definitive Agreement

Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership,” “we,” “us” or “our”), has entered into Amendment No. 2 dated as of February 21, 2008 (the “Amendment”) to its Second Amended and Restated Agreement of Limited Partnership (The “Partnership Agreement’) in order to amend the provisions related to the distribution of annual and quarterly reports to unitholders. The Amendment permits the Partnership to make such reports available to unitholders through methods other than mailing such as posting on the Partnership’s website while providing that unitholders can continue to receive such reports by mail upon their request.

Copies of the Partnership’s annual and quarterly reports are available on the Partnership’s website at www.star-gas.com and will also be furnished to unitholders free of charge upon their request: Star Gas Partners, L.P., 2187 Atlantic Street, Stamford, CT 06902, Attn: Richard Ambury (203-328-7310).

Item 9.01(d)	Exhibits

99.1	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By:	Kestrel Heat, LLC (General Partner)

By:	/s/ Richard Ambury
Name:	Richard Ambury
Title:	Chief Financial Officer

Dated: February 21, 2008

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